Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Vassilios Gregoriou, President and Chief Executive Officer and Chairman of the Board of Advent Technologies Holdings, Inc. (the “Company”), hereby certifies that, to such officer’s knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2021 (the “Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2022

/s/ Vassilios Gregoriou
Vassilios Gregoriou
Chief Executive Officer and Chairman of the Board